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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the Omnicare, Inc. 1998 Long-Term Employee Incentive Plan, of our report dated January 29, 1999 relating to the financial statements and financial statement schedules, which appears in Omnicare Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
January 31, 2000